Exhibit 10.8

AMENDMENT

THIS AMENDMENT (this “Amendment”) is entered into as of October 31, 2007, for effectiveness as of April 1, 2007 by and among Biovest International, Inc., a Delaware corporation (the “Company”), each of the other undersigned parties hereto other than the Holders (as defined below) (collectively, the “Subsidiaries and Affiliate” and together with the Company, the “Credit Parties” and each, a “Credit Party”), Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), Valens Offshore SPV I, Ltd., a Cayman Islands company (“VOFSPVI”) and Valens Onshore SPV I, LLC., a Delaware limited liability company (“VUSSPVI” and, together with Laurus and VOFSPVI, the “Holders” and each a “Holder”).

BACKGROUND

WHEREAS, the Company has sold to Laurus a Secured Promissory Note in the aggregate principal amount of Seven Million Seven Hundred Ninety-Nine Thousand and 00/100 Dollars ($7,799,000.00) (as amended, modified or supplemented from time to time, the “March 2006 Note”) pursuant to the terms of the Note and Warrant Purchase Agreement, dated as of March 31, 2006 by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Purchase Agreement”) and the Related Agreements referred to therein;

WHEREAS, reference is made to the (a) the Subsidiary Guaranty dated as of March 31, 2006 made by Biovax, AutovaxID, Inc, a Florida corporation (“AutovaxID”), BioLender, LLC, a Delaware limited liability company (“Biolender”) and BioLenderII, LLC, a Delaware limited liability company (“BiolenderII”) in favor of Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) (as amended, modified or supplemented from time to time, the “Subsidiary Guaranty”), (b) Master Security Agreement dated as of March 31, 2006 made by the Company, Biovax, AutovaxID, Biolender and BiolenderII in favor of Laurus (as amended, modified or supplemented from time to time, the “Master Security Agreement”), (c) Stock Pledge Agreement dated as of March 31, 2006 and made by the Company, Biovax, AutovaxID, Biolender and BiolenderII in favor of Laurus (as amended, modified or supplemented from time to time, the “Stock Pledge Agreement”), (d) the Guaranty dated as of March 31, 2006 made by Accentia Biopharmaceuticals, Inc., a Florida corporation (“Accentia”) in favor of Laurus (as amended, modified or supplemented from time to time, the “Accentia Guaranty”), (e) the Stock Pledge Agreement dated as March 31, 2006 and made by Accentia in favor of Laurus (as amended, modified or supplemented from time to time, the “Accentia Stock Pledge Agreement”) and (f) the Intellectual Property Security Agreement dated as of March 31, 2006 and made by the Company in favor of Laurus (as amended, modified or supplemented from time to time, the “IP Security Agreement”) (the Subsidiary Guaranty, the Master Security Agreement, the Stock Pledge Agreement, the Accentia Guaranty, the Accentia Stock Pledge Agreement, the IP Security Agreement, collectively, the “Existing Security and Guaranty Agreements”).

WHEREAS, Laurus has since March 31, 2006 subsequently assigned its rights to portions of the March 2006 Note to each of VOFSPVI and VUSSPVI;

WHEREAS, the Company and each relevant Holder has agreed to make certain changes to the March 2006 Note as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to March 2006 Note.

(a) Each Holder and the Company hereby agree that the Company shall not be required to pay the interest portion of any Monthly Amount (as defined in the March 2006 Note) due on the first business day of each of the following months: April 2007, May 2007, June 2007, July 2007, August 2007, September 2007, October 2007, November 2007 and December 2007 on such dates (collectively the “Postponed Interest”); provided that, the Postponed Interest shall be paid in full on the earlier to occur of (i) the Maturity Date (as defined in the March 2006 Note) and (ii) the date of a financing transaction secured by, or the sale of any assets relating to the Company’s or any of its Subsidiaries’ operations in Minnesota, other than in the ordinary course, together, in each case, with all other amounts due and payable on such date under the Purchase Agreement and the Related Agreements referred to in the Purchase Agreement.

(b) Each Holder and the Company hereby agree that the Company shall not be required to pay the principal portion of any Monthly Amount (as defined in the March 2006 Note) due on the first business day of each of the following months: August 2007, September 2007, October 2007, November 2007 and December 2007 on such dates (collectively the “Postponed Principal”); provided that, the Postponed Principal shall be paid in full on the earlier to occur of (i) the Maturity Date (as defined in the March 2006 Note) and (ii) the date of a financing transaction secured by, or the sale of any assets relating to the Company’s or any of its Subsidiaries’ operations in Minnesota, other than in the ordinary course, together, in each case, with all other amounts due and payable on such date under the Purchase Agreement and the Related Agreements referred to in the Purchase Agreement.

(c) Monthly Amount (as defined in the March 2006 Note) payments shall resume without giving effect to this Section 1 pursuant to the terms of the March 2006 Note on January 2, 2008.

(d) In consideration of each Holder’s agreement to amend the March 2006 Note and defer the payment of certain interest and principal amounts due and owing under the March 2006 Note in accordance with the terms hereof, the Company hereby agrees to pay to each Holder, or its assigns, on the Maturity Date (as defined in the March 2006 Note) the following amounts: (i) to Laurus, $1,754,226.12 (the “Laurus Payment”), (ii) to VOFSPVI, $47,034.42 (the “Valens Offshore Payment”) and (iii) to VUSSPVI, $14,550.29 (the “Valens Onshore Payment”).

(e) With respect to the Laurus Payment, Laurus and the Credit Parties hereto agree that the fair market value of the Laurus Payment (as reasonably determined by Laurus and the Credit Parties) received in consideration of the amendments to the March 2006 Note made by Laurus hereunder is hereby designated as interest and, accordingly, shall be treated as a reduction of the remaining stated principal amount (which reduced principal amount shall be treated as the issue price) of the March 2006 Note for U.S. federal income tax purposes under and pursuant to Treasury Regulation Sections 1.1001-3(e)(2)(iii), 1.1273-2(g)(2)(ii) and 1.1274-2(b)(1). The parties further agree to file all applicable tax returns in accordance with such characterization and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall or shall be deemed to modify or impair in any manner whatsoever the obligations from time to time owing by the Company and/or its Subsidiaries to Laurus or its assigns under the Purchase Agreement, the March 2006 Note and the other Related Agreements referred to in the Purchase Agreement.

2. Reaffirmation of Security Documents. To induce the Holders to agree to the amendments evidenced by in this Amendment, each of the Company, Biovax, AutovaxID, Biolender, BiolenderII and Accentia hereby:

(a) represents and warrants to Laurus that it has reviewed and approved the terms and provisions of each of this Amendment, this Amendment and the other documents, instruments and agreements entered into in connection therewith (if any) (collectively, the “New Laurus Agreements”);

(b) acknowledges, ratifies and confirms that all indebtedness incurred by, and all other obligations and liabilities of, each of the Company, AutovaxID, Biolender, BiolenderII and Accentia under each of the New Laurus Agreements are (i) “Obligations” under, and as defined in the Subsidiary Guaranty, (ii) “Obligations” under, and as defined in, the Master Security Agreement, (iii) “Obligations” under, and as defined in, the Stock Pledge Agreement, (iv) “Obligations” under, and as defined in the Accentia Guaranty, and (v) “Obligations” under, and as defined in, the Accentia Stock Pledge Agreement;

(c) acknowledges, ratifies and confirms that each of the New Laurus Agreements are (i) “Documents” under, and as defined in, each of the Subsidiary Guaranty, the Master Security Agreement, the Stock Pledge Agreement and the Accentia Stock Pledge Agreement and (ii) “Related Agreements” under, and as defined in, the Accentia Guaranty;

(d) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security and Guaranty Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of each of the New Laurus Agreements;

(e) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any Existing Security and Guaranty Agreement; and

(f) acknowledges, ratifies and confirms the grant by each of the Company, Biovax, AutovaxID, Biolender, BiolenderII and Accentia to Laurus of a security interest in the assets of (including the equity interests owned by) each of the Company, Biovax, AutovaxID, Biolender, BiolenderII and Accentia, respectively, as more specifically set forth in the Existing Security and Guaranty Agreements.

(g) releases, remises, acquits and forever discharges each Holder and each Holder’s employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Purchase Agreement, the Related Agreements referred to therein and any other document, instrument or agreement made by any of the undersigned in favor of any Holder.

3. Conditions of Effectiveness. This Amendment shall become effective as of April 1, 2007 upon satisfaction of the following conditions precedent: Laurus shall have received one copy of this Amendment duly executed by the Credit Parties.

4. Representations and Warranties. Each Credit Party hereby represents and warrants as follows:

(a) This Amendment and the Purchase Agreement and the Related Agreements referred to therein, as amended hereby, constitute legal, valid and binding obligations of each Credit Party and are enforceable against each Credit Party in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, each Credit Party hereby reaffirms all covenants, representations and warranties made in the Purchase Agreement and the Related Agreements to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Credit Party has any defense, counterclaim or offset with respect to the Purchase Agreement or any Related Agreement.

5. Effect on the Loan Agreement.

(a) Upon the effectiveness of Sections 3 and 4 hereof, each reference in the Purchase Agreement and/or any Related Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Purchase Agreement and/or such Related Agreement as amended hereby.

(b) Except as specifically amended herein, the Purchase Agreement, the Related Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of the Purchase Agreement or any Related Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian,
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

BIOVAX, INC.

By:	/s/ Steven Arikian,
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

AUTOVAXID, INC.

By:	/s/ Steven Arikian,
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Chairman & CEO

BIOLENDER, LLC
By Biovest international, Inc., its managing member

By:	/s/ Steven Arikian,
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

BIOLENDERII, LLC
By Biovest international, Inc., its managing member

By:	/s/ Steven Arikian,
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

LAURUS MASTER FUND, LTD.
By: Laurus Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Senior Managing Director

VALENS OFFSHORE SPV I, LTD.
By: Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS ONSHORE SPV I, LLC
By: Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory